Exhibit (d)(1)(ix)
Schedule A to
Investment Management Agreement
Revised as of September 1, 2011

	Annual Fee Rate (stated as
	a percentage of the Fund’s
Fund	average daily net assets)	Effective Date
Allianz RCM Global Water Fund	0.95%	3/31/08
Allianz RCM Global EcoTrendsSM Fund	1.00%	3/31/08
Allianz RCM All Horizons Fund	0.95%	7/15/08
Allianz RCM Disciplined Equity Fund	0.70%	7/15/08
Allianz RCM International Opportunities Fund	0.85%	7/15/08
Allianz AGIC International Growth Fund	0.85%	12/17/08
Allianz Global Investors Solutions Global Allocation Fund	0.85%	4/20/09
Allianz Global Investors Solutions Growth Allocation Fund	0.85%	4/20/09
Allianz NFJ Global Dividend Value Fund	0.85%	5/27/09
Allianz AGIC Convertible Fund	0.57%	4/1/10
Allianz AGIC High Yield Bond Fund	0.48%	4/1/10
Allianz AGIC International Growth Opportunities Fund	1.00%	4/1/10
Allianz AGIC Micro Cap Fund	1.25%	4/1/10
Allianz AGIC Small to Mid Cap Growth Fund	0.80%	4/1/10
Allianz AGIC Ultra Micro Cap Fund	1.50%	4/1/10
Allianz AGIC U.S. Emerging Growth Fund	0.90%	4/1/10
Allianz RCM China Equity Fund	1.10%	6/4/10
Allianz RCM Redwood Fund	1.00%	12/27/10
Allianz AGIC Focused Opportunity Fund	0.80%	12/27/10
Allianz RCM All Alpha Fund	1.25%	3/31/11
Allianz Global Investors Solutions Retirement Income Fund*	0.05%	9/1/11
Allianz Global Investors Solutions 2015 Fund*	0.05%	9/1/11
Allianz Global Investors Solutions 2020 Fund*	0.05%	9/1/11
Allianz Global Investors Solutions 2030 Fund*	0.05%	9/1/11
Allianz Global Investors Solutions 2040 Fund*	0.05%	9/1/11
Allianz Global Investors Solutions 2050 Fund*	0.05%	9/1/11
Allianz F&T Behavioral Advantage Large Cap Fund	0.40%	9/1/11

*	Unitary Fee Fund
[Signature page follows.]
[Schedule A to Investment Management Agreement]

     IN WITNESS WHEREOF, ALLIANZ FUNDS MULTI-STRATEGY TRUST and ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC have each caused this Schedule A to the Investment Management Agreement to be signed in its behalf by its duly authorized representative, all as of the day and year first written above.

ALLIANZ FUNDS MULTI-STRATEGY TRUST

By:	/s/ Brian Shlissel
Name:	Brian S. Shlissel
Title:	President and Chief Executive Officer

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

By:	/s/ Brian Shlissel
Name:	Brian S. Shlissel
Title:	Managing Director
[Signature Page to Schedule A]